                                  LYDALL, INC.
                                                                    Exhibit 21.1
                              List of Subsidiaries

Lydall, Inc. - Incorporated in the State of Delaware


Logistics Management, Inc. - Incorporated in the State of Connecticut


Lydall Distribution Services, Inc. - Incorporated in the State of Connecticut


Lydall Express, Inc. - Incorporated in the State of Connecticut


Lydall Transport, Ltd. - Incorporated in the State of Virginia


Lydall Eastern, Inc. - Incorporated in the State of Connecticut
         DBA: Lydall Composite Materials, Covington Operation Lydall Southern Products, Richmond Operation Lydall Southern Products, Jacksonville Operation Lydall Technical Papers
                  Lydall & Foulds


Lydall Deutschland Holdsung, GmbH
         Subsidiary: Gerhardi & Cie.GmbH & Co. KG


Lydall New York, Inc. - Incorporated in the State of New York
         DBA: Lydall Composite Materials, Hoosick Falls Operation Lydall Manning Nonwovens Division
                  Lydall Manning Fort Washington Division


Lydall Central, Inc. - Incorporated in the State of Indiana
         DBA:     Lydall Westex, Hamptonville Operation
                  Lydall Westex, Rockwell Operation
                  Lydall Westex, Columbus Operation
                  Subsidiary: Charter Medical, Ltd. - Incorporated in the
                              State of Delaware

Lydall International, Inc. - Incorporated in the State of Delaware

Lydall FSC, Limited - Incorporated in Jamaica

Trident II, Inc. - Incorporated in the State of Connecticut

Sopatex, S.A. - Organized under the laws of France
         Subsidiary: Axohm Industries, S.A. - Organized under the laws of France
         DBA: Lydall Axohm
                  Axohm S.A. Operations

Axohm U.K. - Organized under the laws of Great Britain